UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 17, 2026, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that it has entered into a non-binding Memorandum of Understanding (“MOU”) with Digital Landia Ltd. (“DL”) to explore the development of a minimum viable product (“MVP”) and marketplace initiative for North America.

DL specializes in building proprietary artificial intelligence technology and blockchain-based protocols and frameworks designed to extend B2B platforms into B2C marketplaces. Under the terms of the MOU, the parties intend to evaluate the feasibility of integrating DL’s proposed protocol framework with FingerMotion’s existing mobility data infrastructure to support a potential North American market entry.

The proposed MVP initiative would include:

•	Development of a North American B2C marketplace utilizing AI and blockchain-based architecture;
•	Design of a compliant monetization strategy and customer acquisition cost framework; and
•	Demonstration of MVP functionality, including performance monitoring and data collection to evaluate monetization potential.

The parties intend to conduct due diligence and assess the technical, regulatory, and commercial feasibility of the proposed integration. Subject to satisfactory completion of due diligence and mutual agreement on terms, the parties may negotiate and enter into a definitive cooperation agreement within approximately sixty (60) days from the date of the MOU.

The MOU is non-binding and does not obligate either party to enter into a definitive agreement. There can be no assurance that a definitive cooperation agreement will be executed or that any transaction or collaboration will be completed. Any future arrangement would be subject to further due diligence, negotiation of final documentation, and applicable approvals.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated February 17, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: February 17, 2026	By:	/s/ Martin J. Shen
Martin J. Shen
CEO and Director